

<ARTICLE> UT
<LEGEND>
Restated summary financial information extracted from the restated Consoli-dated Balance Sheets as of 3-31-96, 6-30-96, 9-30-96, 12-31-96, and 3-31-97,
and the restated Consolidated Statements of Income for the 3, 6, 9, 12, and 3-month periods ended 3-31-96, 6-30-96, 9-30-96, 12-31-96, and 3-31-97, re-
spectively.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                   6-MOS                   9-MOS                   12-MOS
3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996             DEC-31-1996             DEC-31-1996             DEC-31-1996
             DEC-31-1997
<PERIOD-END>                               MAR-31-1996             JUN-30-1996             SEP-30-1996             DEC-31-1996
             MAR-31-1997
<BOOK-VALUE>                                  PER-BOOK                PER-BOOK                PER-BOOK                PER-BOOK
                PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                      440,439                 447,250                 449,718                 452,155
                 453,025
<OTHER-PROPERTY-AND-INVEST>                     81,655                 102,480                 111,351                 116,613
                 120,910
<TOTAL-CURRENT-ASSETS>                          84,655                  85,810                  80,774                  81,608
                  86,170
<TOTAL-DEFERRED-CHARGES>                        12,069                  11,514                  11,428                  13,791
                  12,633
<OTHER-ASSETS>                                       0                       0                       0                       0
                       0
<TOTAL-ASSETS>                                 618,828                 647,054                 653,271                 664,167
                 672,738
<COMMON>                                        56,689                  56,689                  56,689                  56,861
                  58,052
<CAPITAL-SURPLUS-PAID-IN>                       29,747                  29,747                  29,747                  30,683
                  31,788
<RETAINED-EARNINGS>                            102,925                 103,417                 104,268                 106,589
                 112,915
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 189,361                 189,853                 190,704                 194,133
                 202,755
<PREFERRED-MANDATORY>                           18,000                  18,000                  18,000                  18,000
                  18,000
<PREFERRED>                                     20,831                  20,831                  20,831                  20,831
                  20,831
<LONG-TERM-DEBT-NET>                           170,676                 181,750                 187,606                 160,704
                 164,862
<SHORT-TERM-NOTES>                                   0                   2,450                   4,650                   7,200
                     800
<LONG-TERM-NOTES-PAYABLE>                            0                       0                       0                       0
                       0
<COMMERCIAL-PAPER-OBLIGATIONS>                       0                  10,300                  15,700                  18,400
                  16,400
<LONG-TERM-DEBT-CURRENT-PORT>                   19,716                  24,868                  18,597                  42,219
                  48,076
<PREFERRED-STOCK-CURRENT>                            0                       0                       0                       0
                       0
<CAPITAL-LEASE-OBLIGATIONS>                          0                       0                       0                       0
                       0
<LEASES-CURRENT>                                     0                       0                       0                       0
                       0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 200,244                 199,002                 197,183                 202,680
                 201,014
<TOT-CAPITALIZATION-AND-LIAB>                  618,828                 647,054                 653,271                 664,167
                 672,738
<GROSS-OPERATING-REVENUE>                       90,210                 181,726                 276,643                 369,440
                  94,289
<INCOME-TAX-EXPENSE>                             5,595                   8,315                  10,262                  14,040
                   5,631
<OTHER-OPERATING-EXPENSES>                      71,254                 150,229                 232,379                 310,133
                  74,548
<TOTAL-OPERATING-EXPENSES>                      76,849                 158,544                 242,641                 324,173
                  80,179
<OPERATING-INCOME-LOSS>                         13,361                  23,182                  34,002                  45,267
                  14,110
<OTHER-INCOME-NET>                                 495                     912                   1,101                   2,412
                   1,122
<INCOME-BEFORE-INTEREST-EXPEN>                  13,856                  24,094                  35,103                  47,679
                  15,232
<TOTAL-INTEREST-EXPENSE>                         3,698                   7,699                  12,006                  16,675
                   4,542
<NET-INCOME>                                    10,158                  16,395                  23,097                  31,004
                  10,690
<PREFERRED-STOCK-DIVIDENDS>                        590                   1,179                   1,179                   2,358
                     589
<EARNINGS-AVAILABLE-FOR-COMM>                    9,568                  15,216                  21,918                  28,646
                  10,101
<COMMON-STOCK-DIVIDENDS>                         5,031                  10,062                  15,093                  20,124
                   5,309
<TOTAL-INTEREST-ON-BONDS>                        3,675                   7,635                  11,774                  16,026
                   4,187
<CASH-FLOW-OPERATIONS>                          14,602                  26,322                  49,682                  68,448
                  16,080
<EPS-PRIMARY>                                     0.84                    1.34                    1.88                    2.53
                    0.87
<EPS-DILUTED>                                     0.84                    1.34                    1.88                    2.53
                    0.87

     On June 30, 1997, the Company's subsidiary, Mid-States Development, Inc.
acquired Chassis Liner Corporation (Chassis Liner). The acquisition has been accounted for as a pooling of interests. Accordingly the Company's 1996 interim and year end, and 1997 first quarter financial statements have been restated to include Chassis Liner. The summary financial information included in this exhibit reflect those restatements. The Company has not provided restated financial information prior to 1996 because the impact of Chassis Liner on those periods was determined to be immaterial and of insignificant value to warrant restatement.



